Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Chicken Soup for the Soul Entertainment, Inc. of our report dated July 30, 2019 relating to the financial statements of Crackle U.S. (a business of Sony Pictures Entertainment), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
February 11, 2021